Exhibit 11.  Computation Re: Earnings Per Share
             (amounts in thousands, except per share amounts) (unaudited)

                         --------------------------------------------------  --------------------------------------------------
                                        Three Months Ended,                                   Nine Months Ended,
                         --------------------------------------------------  --------------------------------------------------
                           September 30, 2005        September 30, 2004         September 30, 2005       September 30, 2004
                         ------------------------ -------------------------  ------------------------ -------------------------
                                 Weighted   Per           Weighted   Per             Weighted   Per            Weighted  Per
                           Net   Average   Share     Net  Average   Share      Net   Average   Share     Net   Average  Share
                         Income  Shares   Amount   Income  Shares   Amount   Income  Shares   Amount   Income  Shares   Amount
                         ------- ------- --------- ------ --------- -------  ------- ------- --------- ------- -------- -------
Basic Earnings per
   Common Share
Net income available to
   common shareholders   $4,676   19,160    $0.24   $4,661   19,116   $0.24  $13,611  19,149   $0.71  $13,002   19,126    $0.68
                                           ======                    ======                   ======                     ======

Effect of Dilutive Shares
Weighted average shares
   if converted                      447                        348                      436                       347
                                 --------                  ---------                 --------                  --------

Diluted Earnings per
   Common Share
Net income available to
   common shareholders   $4,676   19,607    $0.24   $4,661   19,464   $0.24  $13,611  19,585   $0.69  $13,002   19,473    $0.67
                        ======= =========  ======   ======= ======== ======  ======= ======== ======  =======  ========  ======


All share and per share data were restated to reflect the 3-for-2 stock split declared on January 18, 2005 and paid on February 18, 2005.